Exhibit 10.6

AXONICS MODULATION TECHNOLOGIES, INC.

STOCK OPTION AGREEMENT

The Board of Directors of Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), has approved a grant to «First_Name» «Last_Name», an individual (the “Optionee”), of an option (the “Option”) to purchase shares of Common Stock of the Company, $0.0001 par value per share (the “Shares”), pursuant to the Company’s 2014 Stock Incentive Plan as amended from time to time (the “Plan”) and this Stock Option Agreement (the “Option Agreement”), as follows:

Grant Date	«Grant_Date»

Total Number of Shares	«Total_Number_of_Shares» Shares

Exercise Price Per Share	«Exercise_Price_per_Share»

Type of Option (check one)	[«Incentive_Option»] Incentive Option [«Nonqualified_Option»] Nonqualified Stock Option

Vesting Commencement Date	«Vesting_Commencement_Date

Vesting Schedule	[_______________________________]

Term of Option	The Option will expire ten (10) years from the Grant Date, unless terminated earlier as provided in the Option Agreement.

By their signatures below, the Company and the Optionee agree that the Option is subject to this Option Agreement, including the Additional Terms and Conditions (the “Terms”) attached hereto and incorporated herein as part of this Option Agreement, and the provisions of the Plan. In the event there is a conflict or inconsistency between any provision in this Option Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used in this Option Agreement that are not otherwise defined herein shall have the same meanings as defined in the Plan. The Optionee acknowledges receipt of copies of both this Option Agreement (including the Terms) and the Plan, and hereby accepts the Option subject to all of their terms and conditions.

OPTIONEE

«First_Name» «Last_Name»

_______________________________________________

Signature

_______________________________________________

Date

_______________________________________________

Address:

_______________________________________________

COMPANY

Axonics Modulation Technologies, Inc.

By: _______________________________________________

[Insert Name and Title]

Address:  __________________________________________

                __________________________________________

Attachments: Additional Terms and Conditions; Notice of Exercise of Stock Option and Investment Representations; Axonics Modulation Technologies, Inc., 2014 Stock Incentive Plan.

ADDITIONAL TERMS AND CONDITIONS

The terms and conditions set forth below constitute part of the Stock Option Agreement to which they are attached, and references herein to the “Option Agreement” include both documents as one agreement.

Grant of Option. The Company has granted to the Optionee an Option to purchase all or any portion of the number of Shares at the exercise price per share (the “Exercise Price”) stated on the first page of this Option Agreement. If the box marked “Incentive Option” on the first page hereof is checked, then this Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If this Option fails in whole or in part to qualify as an incentive stock option, or if the box marked “Nonqualified Option” on the first page hereof is checked, then this Option shall to that extent constitute a nonqualified stock option.

2. Vesting of Option. The right to exercise this Option shall vest and become exercisable as set forth on the first page of this Option Agreement. No additional Shares shall vest after the date of termination of Optionee’s “Continuous Service” (as defined below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of Shares that have vested as of the date of termination of Optionee’s Continuous Service.

For purposes of this Option Agreement, the term “Continuous Service” means (a) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (not including Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (b) service as a member of the Board until Optionee resigns, is removed from office, or Optionee’s term of office expires and he or she is not reelected, or (c) so long as Optionee is engaged as a Consultant or other Service Provider.

3. Term of Option. The right of the Optionee to exercise this Option shall terminate upon the first to occur of the following:

(a) the expiration of ten (10) years from the Grant Date; 1

(b) the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to Disability of the Optionee;

(c) the expiration of one (1) year from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during either the three-month or ninety (90) day period following termination of Optionee’s Continuous Service pursuant to Section 3(d) or 3(e) below, as the case may be;

[1]

If Optionee is a 10% Stockholder (as defined in the Plan) as of the Grant Date, and the Option is an Incentive Option, the Option will expire five (5) years from the Grant Date, unless terminated earlier as provided in the Option Agreement.

(d) the expiration of three (3) months from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than Disability, death, voluntary resignation or Cause; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(c) above shall apply;

(e) the expiration of ninety (90) days from the date of termination of Optionee’s Continuous Service if such termination occurs due to voluntary resignation; provided, however, that if Optionee dies during such ninety (90) day period the provisions of Section 3(c) above shall apply;

(f) the termination of Optionee’s Continuous Service, if such termination is for Cause; or

(g) upon the consummation of a “Change in Control” (as defined in the Plan), unless otherwise provided pursuant to Section 11 below.

4. Exercise of Option.

(a) General. On or after the vesting of any portion of this Option in accordance with Sections 2 or 11 hereof, and until termination of the right to exercise this Option in accordance with Section 3 above, the portion of this Option that has vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated pursuant to Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(i) The Notice of Exercise of Stock Option and Investment Representations, in the form attached as Exhibit A to this Option Agreement, which identifies this Option Agreement, states the number of Shares then being purchased, and sets forth the investment intent of the Optionee or person designated pursuant to Section 5 below, as the case may be;

(ii) payment of the total Exercise Price for the Shares being purchased in accordance with Section 4(c) below, and if applicable, 4(b) below; and

(iii) payment of any applicable withholding taxes in accordance with Section 4(d) below.

(b) Eligibility to Exercise Prior to Vesting. If the Company has made Optionee eligible for exercise using a Full Recourse Promissory Note as indicated on the first page of this agreement, on or after the date of this Agreement, and until termination of the right of Optionee, Optionee is eligible to exercise this Option in accordance with Section 3 above, the portion of this Option that has not vested may be exercised in whole or in part by the Optionee (or, after his or her death, by the person designated pursuant to Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(i) Notice of Exercise of Stock Option and Investment Representations, which identifies this Option Agreement, states the number of Shares then being purchased, and sets forth the investment intent of the Optionee or person designated pursuant to Section 5 below, as the case may be;

(ii) a duly executed Restricted Stock Purchase Agreement, substantially in the form attached hereto as Exhibit B, with a vesting schedule that will result in the same vesting as if no early exercise had occurred;

(iii) payment of the total Exercise Price for the Shares being purchased in accordance with Section 4(c) below; and

(iv) payment of any applicable withholding taxes in accordance with Section 4(c) below, and if made under 4(c)(v) the Pledge Agreement attached hereto.

(c) Payment of Exercise Price. Subject to the approval of the Administrator at the time of exercise and restrictions under applicable law, the Optionee may elect to pay the Exercise Price by any of the following methods of payment:

(i) cash or check;

(ii) a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares to be issued upon exercise by the number of Shares having an aggregate Fair Market Value as of the date of exercise equal to the total Exercise Price. The Shares used to pay the Exercise Price under this “net exercise” provision shall be considered to have resulted from the exercise of this Option, and accordingly, this Option will not again be exercisable with respect to such Shares, as well as any Shares actually delivered to Optionee;

(iii) delivery of Shares already owned by Optionee having an aggregate Fair Market Value as of the date of exercise equal to the total Exercise Price. “Delivery” for these purposes, in the sole discretion of the Administrator at the time of exercise, shall include delivery to the Company of the certificate(s) representing the Shares or Optionee’s attestation of ownership of such Shares in a form approved by the Administrator;

(iv) cancellation of indebtedness of the Company to the Optionee;

(v) delivery by Optionee to the Company of a full recourse promissory note in such form as reasonably approved by the Company;

(vi) waiver of compensation due to and accrued to the Optionee for services rendered;

(vii) such other form of consideration as may be approved by the Administrator from time to time to the extent permitted by applicable law;

(viii) any combination of the foregoing.

(d) Withholding. At the time of exercise of this Option, Optionee shall deliver to the Company a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Optionee in connection with the exercise of this Option, unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, or by reduction of the number of Shares to be issued upon exercise of this Option or the delivery of Shares already owned by Optionee (so long as such withholding will not result in adverse accounting consequences to the Company), provided such arrangements satisfy the requirements of applicable law.

5. Death of Optionee; No Assignment. The rights of the Optionee under this Option Agreement may not be assigned or transferred except by will, the laws of descent and distribution or pursuant to a domestic relations order, and may be exercised during the lifetime of the Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Option Agreement or the Plan shall be void and shall have no effect. If the Optionee’s Continuous Service terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 hereof, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of the Optionee (individually, a “Successor”) shall succeed to the Optionee’s rights and obligations under this Option Agreement. After the death of the Optionee, only a Successor may exercise this Option.

6. Representations and Warranties of Optionee.

(a) Own Account for Investment. Optionee represents and warrants that this Option is being acquired by Optionee for Optionee’s personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof. At no time was Optionee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

(b) Shares Unregistered. Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of l933, as amended (the “Securities Act”), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

(c) Agrees to Terms of the Plan. Optionee has received a copy of the Plan and has read and understands the terms of the Plan and this Option Agreement, and agrees to be bound by their terms and conditions. Optionee understands that all rights and obligations connected with this Option are set forth in this Option Agreement and in the Plan.

(d) SEC Rule 144. Optionee has been advised that Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144). Optionee understands that use of a promissory note as payment for the Shares may not be deemed to be “full payment of the purchase price” within the meaning of Rule 144 unless certain conditions are met and that, accordingly, the Rule 144 holding period of such Shares may not begin to run until such Shares are fully paid for within the meaning of Rule 144. Optionee understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Optionee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available. Optionee understands that, in the case of securities to which Rule 144 is not applicable, compliance with some other exemption under the Securities Act will be required.

(e) Tax Consequences. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares, and that Optionee should consult a tax adviser prior to such exercise or disposition. Optionee acknowledges that the Exercise Price has been determined by the Administrator based upon the best evidence available to the Administrator and is intended to equal the Fair Market Value of the Shares as of the date of grant, or in some cases 110% of Fair Market Value, as required by the Code. However, the tax treatment of this Option is not guaranteed. Optionee agrees to bear the entire risk of adverse tax consequences if this Option Agreement is later determined to be have been granted at below Fair Market Value and acknowledges and agrees that neither the Company, the Administrator nor any of their designees shall be liable for any taxes, penalties or other monetary amounts owed by the Optionee, employee, beneficiary or other person as a result of the grant, amendment, modification, exercise and/or payment of, or under, this Option Agreement, notwithstanding any challenge made to the determination of Fair Market Value by any taxing authority. Optionee represents that prior to purchase or disposition of the Shares, Optionee will consult with his/her own tax advisor who Optionee deems advisable in connection with the purchase or disposition of the Shares and Optionee is not relying on the Company for any tax advice. Attached is a brief summary of certain federal income tax consequences of receipt of a stock option, and Optionee acknowledges that receipt of this Option and participation in the Plan may have consequences under state and local tax laws which may vary from the federal tax consequences as attached.

(f) Personal Data. Optionee acknowledges and agrees to the collection, use and transfer, in electronic or other form, of Optionee’s personal data in order to implement, administer and manage the Plan. Optionee acknowledges that the Company holds certain personal information regarding the Optionee (including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”). Optionee acknowledges that the Data may be transferred to any third-parties assisting in the implementation, administration and management of the Plan, that third-parties may be located in the United States or elsewhere. Optionee authorizes recipients of the Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Optionee may elect to deposit any Shares acquired under the Plan. Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. Optionee understands that he/she may view his/her Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Administer in writing. Optionee understands that refusing or withdrawing consent may affect Optionee’s ability to participate in the Plan.

7. Transfer Limitations.

(a) General. The Optionee shall not assign, encumber or dispose of any interest in the Shares acquired pursuant to the exercise of this Option while the Shares are subject to the Company’s Repurchase Right (as defined below). In the event the Repurchase Right expires unexercised as to any Shares, or the Company releases any Shares from the Repurchase Right, the Optionee shall not assign, encumber or dispose of any interest in such Shares other than in compliance with the provisions of Section 6(b) hereof.

(b) Right of First Refusal.

(i) The Shares acquired pursuant to the exercise of this Option may be sold by the Optionee only in compliance with the provisions of this Section 7(b). Prior to any intended sale, Optionee shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Optionee proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(ii) Within thirty (30) days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Optionee specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within fifteen (15) days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Optionee payment of the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 7(b), against delivery by the Optionee of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. Payment shall be made on the same terms as set forth in the Offer Notice or, at the election of the Company or its nominees(s), by check or wire transfer of funds. If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Optionee shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that such sale or other transfer must be consummated within sixty (60) days from the date of the Offer Notice and any proposed sale after such sixty-day period may be made only by again complying with the procedures set forth in this Section 7.

(iii) The Optionee may transfer all or any portion of the Shares to a trust established for the sole benefit of the Optionee and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 7, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 7.

(iv) Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 7, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 7.

(v) The rights provided the Company and its nominee(s) under this Section 7 shall terminate upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

(c) Binding on Successors and Transferees. Any Successor of Optionee pursuant to Section 5 hereof, and any transferee of the Shares pursuant to this Section 7, shall hold the Shares subject to the terms and conditions of this Option Agreement and no further transfer of the Shares may be made without complying with the provisions of this Option Agreement and the Stockholders Agreement.

(d) Termination of Rights. The rights provided the Company and its nominee(s) under this Section 7 shall terminate upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

(e) Assignment of Rights. The Company may assign its rights under this Section 7 without the consent of the Optionee.

8. Company’s Repurchase Right.

(a) Repurchase Right. In the event of a termination an Optionee’s Continuous Service for Cause, the Company shall have the right to repurchase all vested and unvested shares of Common Stock acquired pursuant to the exercise of an Option at the Repurchase Price (defined below). Upon termination for any reason other than for Cause, the Company shall have the right to repurchase any unvested Shares acquired pursuant to the exercise of an Option at the Repurchase Price. The Repurchase Right may be exercised at any time during the period commencing on the date of termination of Optionee’s Continuous Service and ending ninety (90) days after the last to occur of the following:

(i) the termination of Optionee’s Continuous Service;

(ii) the expiration of Optionee’s right to exercise this Option pursuant to Section 3 hereof; or

(iii) in the event of Optionee’s death, receipt by the Company of notice of the identity and address of Optionee’s Successor (as defined in Section 5 hereof).

(b) Repurchase Price. Repurchase will be at the Exercise Price Optionee paid to acquire the Shares and will be effected pursuant to such other terms and conditions, and at such time, as the Company shall determine.

(c) Notice of Exercise. Written notice of exercise of the Repurchase Right, stating the number of Shares to be repurchased and the Repurchase Price per Share, shall be given by the Company to the Optionee or his or her Successor, as the case may be, during the period specified in Section 8(a) above.

(d) Method of Settlement. The Repurchase Price shall be payable, at the option of the Company, by cash or check, by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company, or by any combination thereof. The Repurchase Price shall be paid without interest within thirty (30) days after delivery of the notice of exercise of the Repurchase Right, against delivery by the Optionee or his or her Successor of a certificate or certificates representing the Shares to be repurchased, duly endorsed for transfer to the Company.

(e) Assignment of Right. The Company may assign its Repurchase Right under this Section 8 without the consent of the Optionee.

9. Restrictive Legends.

(a) Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

(b) In addition, all stock certificates evidencing the Shares shall be imprinted with a legend substantially as follows:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION AND/OR ITS NOMINEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT, TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAID CORPORATION. SUCH TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.”

10. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Optionee under this Option, in accordance with the provisions of Section 4.2 of the Plan. Notwithstanding anything in this Option Agreement to the contrary, as provided in Section 8.3 of the Plan, (a) any adjustments made pursuant to this Section 10 to Options that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to this Section 10 to Options that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Options either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and

(c) in any event, the Administrator shall not have the authority to make any adjustments pursuant to this Section 10 to the extent the existence of such authority would cause an Option that is not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

11. Change in Control. In the event of a Change in Control (as defined in the Plan) the right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 2 above) effective as of immediately prior to the consummation of the Change in Control. If vesting of this Option will accelerate pursuant to the preceding sentence, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares. If the vesting of this Option will accelerate pursuant to this subsection (a), then the Administrator shall cause written notice of the Change in Control transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

12. No Retention Rights. Nothing in this Option Agreement shall obligate the Company or any Affiliated Company, or their respective stockholders, directors, officers or employees, to continue any relationship that Optionee might have as a director, employee, Consultant or other Service Provider of the Company. The right of the Company or any Affiliated Company to terminate at will Optionee’s employment at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved. Moreover, the Optionee acknowledges and agrees that the vesting of right to exercise the Option pursuant to this Option Agreement is earned only by continuing service as a service provider at will. The Optionee further acknowledges and that this Option Agreement, the transactions contemplated hereunder and the vesting schedule, if any, do not constitute an express or implied promise of continued employment or engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the Optionee’s right or the Company’s or Affiliated Company’s right to terminate the Optionee’s relationship with the Company or Affiliated Company at any time, with or without Cause or notice.

13. Rights as Stockholder. The Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until such person has duly exercised this Option, paid the Exercise Price and become a holder of record of the Shares purchased.

14. “Market Stand-Off” Agreement. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or

(ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules promulgated by the Financial Industry Regulatory Authority, Inc. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. Optionee or transferee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if reasonably requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee or transferee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 15.

15. Interpretation. This Option is granted pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. To the extent of any conflict or ambiguity between the terms of the this Option Agreement and the Plan, the terms of the Plan shall govern, and the Administrator shall interpret and construe this Option Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Optionee.

16. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Optionee pursuant to the terms of this Option Agreement shall be in writing and shall be deemed effectively given the earlier of (a) when received, (b) when delivered personally, (c) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (d) one business day after being deposited with an overnight courier service, or (e) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

17. Governing Law. The validity, construction, interpretation, and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware without regard for conflicts of laws principles.

18. Severability. Should any provision or portion of this Option Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Option Agreement shall be unaffected by such holding.

19. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Option Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

20. Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

21. Reliance on Counsel and Advisors. The Optionee acknowledges that he or she has had the opportunity to review this Option Agreement, including all attachments hereto, and the transactions contemplated by this Option Agreement with his or her own legal counsel, tax advisors and other advisors. The Optionee is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Option Agreement.

22. Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Option Agreement are confidential and shall not be disclosed to any third party other than the (a) Administrator of the Plan, the Company’s Chief Executive Officer, or the Company’s Chief Financial Officer and (b) Optionee’s professional advisors.

23. California Corporate Securities Law. The sale of the shares that are the subject of this Option Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Option Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

24. 409A Waiver. Optionee agrees to all terms and conditions as described in the waiver attached in Exhibit C, which is incorporated into this Option Agreement by this reference.

25. Additional Agreements. Optionee hereby agrees that if required by the Administrator, (a) any Common Stock issuable upon exercise of this Option that is required to be bound by the Voting Agreement dated as of March 27, 2014, and as has been amended from time-to-time, (collectively the “Voting Agreement”), shall be bound by and subject to the terms of the Voting Agreement, and (b) the Voting Agreement shall be adopted by the Optionee with the same force and effect as if the Optionee were originally a party thereto.

EXHIBIT A

NOTICE OF EXERCISE OF

STOCK OPTION AND INVESTMENT REPRESENTATIONS

Name of Optionee: ______________________________

Axonics Modulation Technologies, Inc. [Insert Company Address]

Attention: ______________

Ladies and Gentlemen:

I hereby exercise my option (the “Option”) to purchase shares of Common Stock, $0.0001 par value per share (the “Shares”), of Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the Stock Option Agreement, dated _____________, 201_, granted to me under the Company’s 2014 Stock Incentive Plan. The number of Shares that I am purchasing at this time is set forth below, and my check payable to the Company in the amount of the Total Exercise Price is enclosed with this Notice of Exercise:

Number of Shares purchased hereby:    ____________________________

Exercise Price per Share:                        $___________________________

Total Exercise Price:                                $___________________________

In connection with the exercise of my Option, I hereby represent to the Company that:

1. I am acquiring the Shares for my own account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

2. I understand that the Shares are being issued by the Company without having first registered them under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, on the basis of certain exemptions from such registration requirements which depend, in part, upon the truth and accuracy of my representations made herein.

3. Without in any way limiting the representations set forth above, I agree that I will not dispose of any interest in the Shares unless and until (a) I shall have notified the Company of the proposed disposition; (b) I shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration under the Securities Act, and (c) such opinion of counsel shall have been concurred in by the Company’s counsel.

4. I acknowledge receipt of all information as I deem necessary and appropriate to enable me to evaluate the merits and risks of my investment in the Shares, including information concerning the business and financial condition of the Company, and that I have had the opportunity to discuss such information with, and ask questions of, an officer of the Company.

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5. I am an investor of sufficient sophistication and experience to make an informed investment decision regarding my purchase of the Shares, and I am able to bear the economic risk of an investment in the Shares. I am aware of the highly speculative nature of the investment in the Shares; the financial hazards involved; the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that I may not be able to sell or dispose of the Shares or use them as collateral for loans); the qualifications and backgrounds of the management of the Company; and the tax consequences of investment in the Shares.

6. I recognize that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and further recognize that the Company is under no obligation to register the Shares or to comply with any exemption from such registration.

7. I have been advised that Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of three (3) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144). I understand that use of a promissory note as payment for the Shares may not be deemed to be “full payment of the purchase price” within the meaning of Rule 144 unless certain conditions are met and that, accordingly, the Rule 144 holding period of such Shares may not begin to run until such Shares are fully paid for within the meaning of Rule 144. I understand that Rule 144 may indefinitely restrict transfer of the Shares so long as I remain an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available. I further understand that, in the case of securities to which Rule 144 is not applicable, compliance with some other exemption under the Securities Act will be required.

«First_Name» «Last_Name» (Signature)

Date

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EXHIBIT B

[NOT APPLICABLE: FORM OF RESTRICTED STOCK PURCHASE AGREEMENT]

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EXHIBIT C

CODE SECTION 409A WAIVER AND RELEASE

THIS WAIVER AND RELEASE (“Waiver”) is made as of this ______ day of __________, 201__, by the Optionee holding an option to purchase shares of Common Stock, $0.0001 par value per share (the “Shares”), of Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), pursuant to the Stock Option Agreement, dated ________, 201_, granted under the Company’s 2014 Stock Incentive Plan as amended from time to time (the “Plan”).

All capitalized terms in this Waiver shall have the meaning assigned to them in the Plan.

Optionee hereby agrees and acknowledges that the Board has taken reasonable steps to value the Common Stock and to set the Exercise Price at the Fair Market Value per share of Shares on the Grant Date so that the Option will not be treated as an item of deferred compensation subject to Code Section 409A. Were the Internal Revenue Service to conclude that the Option is subject to Code Section 409A, then Optionee would be subject the following adverse tax consequences:

(i) As the Option vests, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the fair market value of the Shares with respect to which the Options vest at that time exceeds the Exercise Price payable for those shares. The Company would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the Option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the fair market value of the Common Stock purchasable under the vested Option until the Option is exercised or cancelled as to those shares.

(iii) In addition to normal income taxes payable as the Option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the Option vests and may also be subject to such penalty as the underlying shares subsequently increase in fair market value over the period the Option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

Optionee hereby further agrees and acknowledges that Optionee will incur the same tax consequences, including (without limitation) a second 20% penalty tax, under California income tax laws if Optionee is a resident of the State of California or is otherwise subject to California income taxation. If the Optionee is a resident of any other State, he or she accepts the risk of any unfavorable tax consequences under the laws of that State.

Optionee hereby agrees to bear the entire risk of such adverse federal and State tax consequences in the event the Option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the Option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Company and/or its Board, officers, employees or stockholders arising from or relating to the tax treatment of the Option

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under Code Section 409A and the corresponding provisions of any applicable State income tax laws (including, without limitation, California income tax laws) and shall not seek any indemnification or other recovery of damages against the Company and/or its Board, officers, employees or stockholders with respect to any adverse federal and State tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of State income tax laws) as a result of the Option.

(Signature)

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